Exhibit 4.1

COMMON STOCK COMMON STOCK PEC PIKE PIKE ELECTRIC CORPORATION INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE CUSIP 721283109 THIS CERTIFIES THAT SEE REVERSE FOR CERTAIN DEFINITIONS THIS CERTIFIES THAT IS THE OWNER OF FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $0.001 PER SHARE OF PIKE ELECTRIC CORPORATION, (hereinafter,the 'Corporation") transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate PROPERLY endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Corporation's Certificate of Incorporation and By-laws. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. Dated mark Castaneda j. eric pike president and chief executive officer Mark Castaneda Chief Financial Officer, and Corporate Secretary PIKE ELECTRIC CORPORATE SEAL 2005 DELAWARE CORPORATION COUNTERSIGNED AND REGISTERED: NATIONAL CITY BANK BY TRANSFER AGENT AND REGISTRAR AUTHORIZED SIGNATURE INTERNATIONAL SECURITY PRODUCTS

PIKE ELECTRIC CORPORATION THE CORPORATION WILL FURNISH, WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS, A FULL STATEMENT OF THE DESIGNATION, RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS OF EACH CLASS AUTHORIZED TO BE ISSUED, AND A FULL STATEMENT OF THE DESIGNATION, RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS OF EACH SERIES OF ANY CLASS OF PREFERRED shares AUTHORIZED TO BE ISSUED SO FAR AS THE SAME MAY HAVE BEEN FIXED AND THE authority OF THE board TO DESIGNATE AND fix THE RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS OF OTHER SERIES. ANY SUCH REQUEST SHOULD BE ADDRESSED TO THE SECRETARY OF THE COMPANY, OR TO THE TRANSFER AGENT AND REGISTRAR NAMED ON THE FACE OF THIS CERTIFICATE. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: ten com as tenants in common ten ent as tenants by the entireties jt ten as joint tenants with right of survivorship and not as tenants in common unif gift min act (Cust) custodian (minor) under uniform gifts to minors act (state) additional abbreviations may also be used though not in the above text. for value received, hereby sell, assign and transfer unto please insert social security or other identifying number of assignee please print or typewrite name and address including zip code of assignee shares of the stock represented by the within certificate, and do hereby irrevocably constitute and appoint attorney to transfer the said stock on the books of the within-named corporation with full power of substitution in the premises. dated, notice: the signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement, or any change whatever signature(s) guaranteed: the signature should be guaranteed by an eligible guarantor institution, (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program). pursuant to s.e.c. rule 17ad-15.